REGAL GROUP EXECUTES SHARE EXCHANGE AGREEMENT WITH
                    LEADING RFID TECHNOLOGY COMPANY IN CHINA


PHOENIX, AZ -- July 15, 2010 - Regal Group, Inc. ("Regal" or the "Company") (OTCBB: RGLG) announced that it has finalized a Share Exchange Agreement with UHF Logistics Ltd ("UHF"), a Hong Kong-incorporated company whose operating subsidiaries are leading developers of RFID (Radio Frequency Identification) solutions for supply chain applications, parkade management, the pig breeding industry, and anti-theft and secured access applications in China. The Company had previously announced in a news release dated April 22, 2010, that it had entered into a letter of intent with UHF. The transaction is still subject to certain closing conditions.

Under the terms of the Share Exchange Agreement, Regal will issue and certain of its shareholders will sell an aggregate of 26,500,000 shares of its common stock, or approximately 45% of the equity of the Company, on a post-transaction basis, to certain shareholders and senior management of UHF or its operating subsidiaries in exchange for 100% of the common stock of UHF. The effectiveness of the Share Exchange Agreement is subject to the fulfillment of customary closing conditions, including the receipt of the necessary regulatory approvals, receipt by the Company of legal opinions from Chinese counsel opining on the legality of the proposed transaction, as well as receipt by the Company of audited financial statements of UHF and its operating subsidiary, prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

The Share Exchange Agreement also provides that for a period of one (1) year, 12,000,000 shares of the Company's common stock issued pursuant thereto shall be held in escrow and shall be released subject to certain escrow conditions set forth in the agreement.

"We are pleased to have reached this next milestone in our effort to acquire UHF" commented Eric Wildstein, Chief Executive Officer of Regal Group, Inc. Added Wildstein, "UHF is a leading technology company focused on uncovering innovation opportunities in the supply chain sector and on developing long term growth drivers in other growing market sectors, including the ubiquitous Internet of Things space." Commenting further, Wildstein noted that "Automatic identification and data collection technologies continue to revolutionize how business is conducted globally, from the emergence of wireless mobile computing to RFID (radio frequency identification). We believe that once closed, Regal will own one of the leading developers of RFID solutions in China that will strategically position the Company at an important juncture in China's rapidly growing and highly valued "Internet of Things" industry."

Mr. Sammul Su, founder of UHF Logistics' operating subsidiaries in China, commented: "I believe this pending acquisition by Regal will significantly benefit our customers, partners, and employees. As a subsidiary of a US public company, our access to capital will enable us to achieve our objectives in the RFID space." Added Su: "We believe that the RFID market in China is poised to take advantage of government-led RFID programs. I anticipate that continued and expanded central government support of the RFID industry in the coming years will make it a mainstream industry sector by the year 2013. I believe that our acquisition by Regal Group will provide us with an additional competitive advantage to capitalize on this fast growing market with new foreign management expertise and capital. Through our collaboration, we can accelerate the development of next-generation technology to achieve high-performance, cost efficient hardware and software solutions, while maintaining our focus on providing technology innovation to our clients."

The completion of the proposed transaction is still subject to certain closing conditions.




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China RFID Industry Outlook

According to IDTechEx, the global RFID market achieved rapid growth in 2007, and total market value reached US$4.96 billion. Spending on RFID in East Asia was approximately US$2.7 billion in 2007, of which US$1.9 billion was spent in China due to the peak delivery of national identification cards in China prior to the 2008 Olympics.

In 2009, the RFID market grew to US$5.56 billion, having almost tripled in five years and up from US$5.25 billion in 2008. This spending figure includes tags, readers and software/services for RFID cards, labels, fobs and all other form factors. The majority of this spending is on RFID cards and their associated services -- totalling US$2.99 billion. The largest database of RFID projects in the world is the IDTechEx RFID Knowledgebase, which currently has 3900 projects in 111 countries. According to a report on "RFID Forecasts, Players and Opportunities 2009 - 2019" by Raghu Das and Dr. Peter Harrop, the market for RFID is growing and a large amount of this value is due to government-led RFID programs, such as those for transportation, national ID (contactless cards and passports), military and animal tagging. It further reported that China and the USA spend the most money on RFID and it is projected that China will soon overtake the UK in number of projects.

Within the RFID industry, a major part of the growth has come from existing applications such as security/access control, automobile immobilization, animal tracking and toll collection. However, according to a recent article in the Security World Magazine, emerging applications in security-based solutions, contactless payments, and supply chain management are in late testing stages and are expected to present significant new market opportunities. In particular, use of RFID technology in conjunction with contactless payment cards and Wi-Fi has emerged as a substantial opportunity for RFID vendors.

In November 2009, Primer Wen Jiabao of China emphasized his country's focus on the key technology of "the Internet of Things and Sensor Network" and during September 2009, RFID was listed in the "Direction of Investment for Reformation and Technical Progress of Electronic Information Industry" by the National Development and Reform Commission of China. It is anticipated that the Chinese RFID market will continue to grow rapidly in the years to come in light of encouragement sustained by the Chinese Central Government.

FURTHER INFORMATION:

Please feel free to call Investor Communications toll-free on 1-888-367-3077.

ABOUT REGAL GROUP, INC.

Regal Group, Inc. (formerly, Regal Life Concepts, Inc.) is a publicly traded company with headquarters in Phoenix, Arizona. Regal is strategically positioning itself in key industry sectors in China, including the wine industry, where Regal has made a strategic investment in AWA Wine, and is investigating further opportunities in Asia. Regal trades on the NASDAQ OTC BB under the ticker symbol: RGLG.

ABOUT UHF LOGISTICS LTD.

UHF is a HK-incorporated holding company, which, through its wholly owned Chinese operating subsidiaries, is focused on the development, marketing and implementation of UHF RFID products and solutions in China since 2006.

FORWARD-LOOKING STATEMENTS & RISKS

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, the Company's belief that Regal can identify and successfully negotiate business prospects in Asia, and that the Company can successfully operate such prospects. Actual results may differ materially from those currently anticipated due to a number of factors and risks beyond the reasonable control of the Company.

In addition to the risks associated with forward-looking statements, statements in this news release are subject to additional risks, which include, among others, the corporate disclosure, governance and regulatory requirements of the Peoples' Republic of China (the "PRC"), and PRC regulations relating to, among others, cross-border mergers and acquisitions, product liability and currency exchange rates. Even if the proposed transaction is completed, which cannot be guaranteed, anticipated synergies or other intended benefits of the transaction may not be realized, and the prospects of the combined entity will remain subject to all the general risks associated with the RFID industry, the public securities markets and risks related to doing business in China, such as the PRC's economic, political and social environment, and matters relating to PRC taxes, repatriation of profit and currency conversion, acquisition and appropriation of land use rights, foreign investments, permits and business licenses, employment contracts, government intervention, shareholders' rights and enforcement of judgments, as well as the developing PRC legal system. The Company cautions that the foregoing list of material risks is not exhaustive.

When relying on the Company's forward-looking statements and information to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Additional information on risks and other factors that may affect the business and financial results of the Company can be found in filings of the Company with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Contact:

Regal Group, Inc.
Investor Communications
Toll-Free: 1-888-367-3077